                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

                               Halliburton Company
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
                                                                         -------
     (2) Aggregate number of securities to which transaction applies:
                                                                     -----------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                        --------
     (4) Proposed maximum aggregate value of transaction:
                                                          ----------------------
     (5) Total fee paid:
                         -------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                 -----------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
                                                       -------------------------
     (3) Filing Party:
                       ---------------------------------------------------------
     (4) Date Filed:
                     -----------------------------------------------------------
Notes:

                              [LOGO] Halliburton
                                                                 March 19, 2002

To Our Stockholders:

   You are cordially invited to attend the Annual Meeting of Stockholders of Halliburton Company. The meeting will be held on Wednesday, May 15, 2002, at 9:00 a.m. in the Parisian Room of the Fairmont Hotel, 1717 North Akard Street, Dallas, Texas 75201. The Notice of Annual Meeting, proxy statement and proxy card from the Board of Directors are enclosed. The materials provide further information concerning the Annual Meeting.

   At the meeting, stockholders are being asked to:

   . elect a Board of Directors of twelve Directors to serve for the coming year;

   . act on a proposal to approve the Halliburton Company 2002 Employee Stock Purchase Plan; and

   .   consider a shareholder proposal.

Please refer to the proxy statement for detailed information on each of these proposals.

   Since early this year, our management, Audit Committee and Board have been closely monitoring developments relating to Arthur Andersen LLP, Halliburton's independent auditor since 1946. As a result of recent extraordinary events concerning the firm, we are currently in the process of interviewing and evaluating a number of audit firms for the purpose of selecting the independent auditor to examine Halliburton's financial statements for 2002. Since the selection process is not yet complete, we are not asking our stockholders to ratify the appointment of the independent auditor at this year's Annual Meeting.

   It is very important that your shares are represented and voted at the meeting. Your shares may be voted by returning the enclosed proxy card, by telephone or via the Internet. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card or voted by telephone or via the Internet. We would appreciate your informing us on the proxy card if you expect to attend the meeting so that we can provide adequate seating.

   The continuing interest of our stockholders in the business of Halliburton is appreciated and we hope many of you will be able to attend the Annual Meeting.

                               Sincerely,

                          /s/  DAVID J. LESAR
                               DAVID J. LESAR
                               Chairman of the Board, President
                               and Chief Executive Officer

                              [LOGO] Halliburton

                   Notice of Annual Meeting of Stockholders

                            to be Held May 15, 2002

   The Annual Meeting of Stockholders of Halliburton Company, a Delaware corporation, will be held on Wednesday, May 15, 2002, at 9:00 a.m., in the Parisian Room of the Fairmont Hotel, 1717 North Akard Street, Dallas, Texas 75201. At the meeting, the stockholders will be asked to consider and act upon the matters discussed in the attached proxy statement as follows:

    1. To elect twelve (12) Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.

    2. To consider and act upon management's proposal to approve the Halliburton Company 2002 Employee Stock Purchase Plan.

    3. To consider and act upon a shareholder proposal, if properly presented at the meeting.

    4. To transact any other business that properly comes before the meeting or any adjournment or adjournments of the meeting.

   These items are fully described in the following pages, which are made a part of this Notice. The Board of Directors has fixed Monday, March 18, 2002, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment of the meeting.

   The Company requests that you vote your shares as promptly as possible. You may vote your shares in a number of ways. You may mark your votes, date, sign and return the proxy card or voting instruction form. If you have shares registered in your own name, you may choose to vote those shares via the Internet at http://www.eproxy.com/hal, or you may vote telephonically, within the U.S. and Canada only, by calling 1-800-435-6710 (toll-free). If you hold Halliburton shares with a broker or bank, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services.

                                          By order of the Board of Directors,


                                          /s/ SUSAN S. KEITH

                                                 SUSAN S. KEITH
                                            Vice President and Secretary

March 19, 2002

                               -----------------

   Stockholders are urged to vote their shares as promptly as possible by (1) signing, dating and returning the enclosed proxy card or (2) following the enclosed voting instructions to vote via the Internet or by telephone.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 General Information......................................................   1
 Item 1 - Election of Directors...........................................   2
        Information about Nominees for Director...........................   2
        Stock Ownership of Certain Beneficial Owners and Management.......   5
        Corporate Governance..............................................   7
        The Board of Directors and Standing Committees of Directors.......   7
        Executive Compensation............................................  10
           Compensation Committee Report on Executive Compensation........  10
           Comparison of Cumulative Total Return..........................  15
           Summary Compensation Table.....................................  16
           Option Grants for Fiscal 2001..................................  17
           Option Exercises and Values for Fiscal 2001....................  17
           Long-Term Incentive Plans - Awards in Fiscal 2001..............  18
           Employment Contracts and Change-In-Control Arrangements........  19
        Certain Relationships and Related Transactions....................  21
        Directors' Compensation...........................................  21
        Audit Committee Report............................................  22
        Audit Information.................................................  24
        Selection of Auditors.............................................  24
 Item 2 - Proposal to Approve the 2002 Employee Stock Purchase Plan.......  25
 Item 3 - Shareholder Proposal............................................  27
 Additional Information...................................................  29
 Other Matters............................................................  30
 Appendix A - Audit Committee Charter..................................... A-1
 Appendix B - Policy on Services of Principal Independent Auditors........ B-1
 Appendix C - Halliburton Company 2002 Employee Stock Purchase Plan....... C-1

                                PROXY STATEMENT

                              GENERAL INFORMATION

   The accompanying proxy is solicited by the Board of Directors of Halliburton Company. By executing and returning the enclosed proxy or by following the enclosed voting instructions, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting.

   If you attend the meeting, you may vote in person. If you are not present, your shares can be voted only if you have returned a properly executed proxy or followed the instructions for voting by telephone or via the Internet. If you have returned a properly executed proxy or followed the instructions for voting by telephone or via the Internet, your shares will be voted as you specify. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke the authorization given in your proxy at any time before the shares are voted at the meeting.

   The record date for determination of the stockholders entitled to vote at the Annual Meeting is the close of business on March 18, 2002. Halliburton's Common Stock, par value $2.50, is the only class of capital stock that is outstanding. As of March 18, 2002, there were 435,609,780 shares of Common
Stock outstanding. Each of the outstanding shares of Common Stock is entitled to one vote on each matter submitted to the stockholders for a vote at the meeting. A complete list of stockholders entitled to vote will be kept at our offices at the address specified below for ten days prior to the Annual Meeting.

   Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by us to act as election inspectors for the meeting. Except as set forth below, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Shares for which a holder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and will be considered a vote against the matter.

   In the election of Directors, the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted (whether or not a majority of the shares present), up to the number of Directors to be elected by those shares, will be elected. Shares present but not voting on the election of Directors will be disregarded (except for quorum purposes) and will have no legal effect.

   The election inspectors will treat shares held in street name which cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares, known as broker non-vote shares, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote, however, those shares will be treated as not present and not entitled to vote on that matter. Those shares may be entitled to vote on other matters.

   In accordance with our confidential voting policy, no vote of any stockholder will be disclosed to Halliburton's officers, Directors or employees, except:

   . as necessary to meet legal requirements and to assert claims for and defend claims against Halliburton;

   .   when disclosure is voluntarily made or requested by the stockholder;

   .   when stockholders write comments on proxy cards; or

   . in the event of a proxy solicitation not approved and recommended by the Board of Directors.

The proxy solicitor, the election inspectors and the tabulators of all proxies, ballots and voting tabulations that identify stockholders are independent and are not employees of Halliburton.

   This proxy statement, the form of proxy and voting instructions are being sent to stockholders on or about April 9, 2002. Our Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 2001 accompanies this proxy statement. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

   Our principal executive office is located at 3600 Lincoln Plaza, 500 North Akard Street, Dallas, Texas 75201-3391.

                             ELECTION OF DIRECTORS

                                   (Item 1)

   Lord Clitheroe, who has served as a Director since 1987, is retiring from the Board immediately prior to the Annual Meeting of Stockholders on May 15, 2002. He will not be a candidate for reelection for the ensuing year. Due to Lord Clitheroe's retirement, the number of Directors constituting the Board of Directors will be reduced from thirteen to twelve effective 9:00 a.m. (CDT) on May 15, 2002.

   Twelve Directors are to be elected to serve for the ensuing year and until their successors are elected and qualify. The Common Stock represented by the proxies will be voted for the election as Directors of the twelve nominees unless we receive contrary instructions. If any of the nominees are unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board of Directors. If a suitable substitute is not available, the Board of Directors will reduce the number of Directors to be elected. Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected.

Information about Nominees for Director

[PHOTO]

                  ROBERT L. CRANDALL, 66, Chairman Emeritus, AMR
               Corporation/American Airlines, Inc. (engaged primarily in the air transportation business); Chairman, President and Chief Executive Officer, AMR Corporation and Chairman and Chief Executive Officer, American Airlines, Inc. 1985-1998; President, American Airlines, Inc., 1985-1995; joined Halliburton Company Board in 1986; Chairman of the Compensation Committee and member of the Audit and the Management Oversight Committees; Director of Celestica Inc., Anixter International Inc., Allied World Assurance Company, Ltd. and i2 Technologies, Inc.

[PHOTO]

                  KENNETH T. DERR, 65, Retired Chairman of the Board, Chevron
               Corporation (an international oil company); Chairman and Chief Executive Officer, Chevron Corporation, 1989-1999; joined Halliburton Company Board in 2001; member of the Audit, the Nominating and Corporate Governance and the Management Oversight Committees; Director of AT&T Corp., Citigroup Inc. and Calpine Corporation.

[PHOTO]

                  CHARLES J. DIBONA, 70, Retired President and Chief Executive
               Officer, American Petroleum Institute (a major petroleum industry trade association), 1979-1997; joined Halliburton Company Board in 1997; member of the Health, Safety and Environment, the Compensation and the Management Oversight Committees; Chairman of the Board of Trustees, Logistics Management Institute.

[PHOTO]

                  LAWRENCE S. EAGLEBURGER, 71, Senior Foreign Policy Advisor,
               Baker, Donelson, Bearman & Caldwell (a Washington, D.C. law firm); Chairman, International Commission on Holocaust Era Insurance Claims; United States Secretary of State, Department of State, 1992-1993; Acting Secretary of State, 1992; Deputy Secretary of State, 1989-1992; joined Halliburton Company Board in 1998; member of the Audit, the Management Oversight and the Nominating and Corporate Governance Committees.

[PHOTO]

                  W. R. HOWELL, 66, Chairman Emeritus, J.C. Penney Company,
               Inc. (a major retailer); Chairman of the Board, J.C. Penney Company, Inc., 1983-1996; Chief Executive Officer, J.C. Penney Company, Inc., 1983-1995; joined Halliburton Company Board in 1991; Chairman of the Management Oversight Committee and member of the Audit and the Compensation Committees; Director of Exxon Mobil Corporation, Pfizer Inc., Bankers Trust Company, Bankers Trust New York Corporation, The Williams Companies, Inc., American Electric Power Company, Inc. and VISEON, Inc.

[PHOTO]

                  RAY L. HUNT, 58, For more than five years, Chairman of the
               Board and Chief Executive Officer, Hunt Oil Company (oil and gas exploration and development); Chairman of the Board, Chief Executive Officer and President, Hunt Consolidated, Inc. and Chairman of the Board, Chief Executive Officer and President, RRH Corporation; joined Halliburton Company Board in 1998; Chairman of the Nominating and Corporate Governance Committee and member of the Audit and the Management Oversight Committees; Director of Electronic Data Systems Corporation, PepsiCo, Inc. and Security Capital Group Incorporated; Class C Director of the Federal Reserve Bank of Dallas.

[PHOTO]

                  DAVID J. LESAR, 48, Chairman of the Board, President and
               Chief Executive Officer of the Company; President of the Company, 1997-2000; Executive Vice President and Chief Financial Officer, 1995-1997; joined Halliburton Company Board in 2000; Director of Lyondell Chemical Company and Mirant Corporation.

[PHOTO]

                  AYLWIN B. LEWIS, 47, Chief Operating Officer, TRICON Global
               Restaurants, Inc. (a quick service restaurant company); Executive Vice President, Operations and New Business Development, TRICON Global Restaurants, Inc., January-July 2000; Chief Operating Officer, Pizza Hut, Inc., 1997-1999; Senior Vice President, Operations, Pizza Hut, Inc., 1996-1997; Senior Vice President, Marketing and Operations Development, KFC--Pepsico, Inc., 1995-1996; joined Halliburton Company Board in 2001; member of the Compensation, the Health, Safety and Environment and the Management Oversight Committees.

[PHOTO]

                  J. LANDIS MARTIN, 56, For more than five years, President and
               Chief Executive Officer, NL Industries, Inc. (a manufacturer and marketer of titanium dioxide pigments) and Chairman and Chief Executive Officer, Titanium Metals Corporation (an integrated producer of titanium metals); President, Titanium Metals Corporation, since 2000; Chief Executive Officer, Titanium Metals Corporation, since 1995; Chairman of the Board and Chief Executive Officer, Baroid Corporation (and its predecessor), acquired by Dresser Industries, Inc. in 1994, 1990-1994; joined Halliburton Company Board in 1998; member of the Health, Safety and Environment, the Nominating and Corporate Governance and the Management Oversight Committees; Director of NL Industries, Inc., Titanium Metals Corporation, Tremont Corporation, Apartment Investment and Management Corporation, Crown Castle International Corporation and Special Metals Corporation.

[PHOTO]

                  JAY A. PRECOURT, 64, Chairman of the Board and Chief
               Executive Officer, Scissor Tail Energy, LLC (a gatherer, transporter and processor of natural gas and natural gas liquids); Chairman of the Board, Hermes Consolidated, Inc. (a gatherer, transporter and refiner of crude oil and crude oil products); Vice Chairman and Chief Executive Officer, Tejas Gas Corporation, 1986-1999; President, Tejas Gas Corporation, 1996-1998; joined Halliburton Company Board in 1998; member of the Compensation, the Health, Safety and Environment and the Management Oversight Committees; Chairman of the Board and Director of Founders Funds, Inc. and Director of the Timken Company.

[PHOTO]

                  DEBRA L. REED, 45, President and Chief Financial Officer,
               Southern California Gas Company and San Diego Gas & Electric Company (a regulated utility company); President--Energy Distribution Services, Southern California Gas Company, 1998-2000; Senior Vice President, Southern California Gas Company, 1995-1998; joined Halliburton Company Board in 2001; member of the Health, Safety and Environment, the Nominating and Corporate Governance and the Management Oversight Committees.

[PHOTO]

                  C. J. SILAS, 69, Retired Chairman of the Board and Chief
               Executive Officer, Phillips Petroleum Company (engaged in exploration and production of crude oil, natural gas and natural gas liquids on a worldwide basis, the manufacture of plastics and petrochemicals and other activities); Chairman of the Board and Chief Executive Officer, Phillips Petroleum Company, 1985-1994; joined Halliburton Company Board in 1993; Chairman of the Audit Committee and member of the Compensation and the Management Oversight Committees; Director of Reader's Digest Association, Inc.

Stock Ownership of Certain Beneficial Owners and Management

   The following table sets forth information about persons or groups who, based on information contained in Schedules 13G filed with the Securities and Exchange Commission reflecting beneficial ownership at December 31, 2001, own or have the right to acquire more than five percent of our Common Stock.

                                        Amount and
                                        Nature of     Percent
                   Name and Address     Beneficial      of
                   of Beneficial Owner  Ownership      Class
                   -------------------  ----------    -------
                  FMR Corp............. 37,190,722(1)  8.57%
                   82 Devonshire Street
                   Boston, MA 02109

--------
(1) The number of shares reported includes 36,272,936 shares beneficially owned by Fidelity Management & Research Company, 616,086 shares owned by Fidelity Management Trust Company, 1,500 shares owned by Strategic Advisers, Inc., 6,500 shares owned by Geode Capital Management, LLC and 293,700 shares held by Fidelity International Limited. FMR Corp., through control of Fidelity Management & Research Company, Fidelity Management Trust Company and Strategic Advisers, Inc. has sole dispositive power over 36,890,522 shares. FMR Corp. has sole power to vote or to direct the vote of 536,386 shares of Common Stock.

   The following table sets forth, as of March 18, 2002, the amount of our Common Stock owned beneficially by each Director, each of the executive officers named in the Summary Compensation Table on page 16 and all Directors and executive officers as a group.

                                                                   Amount and Nature of
                                                                   Beneficial Ownership
                                                             ---------------------------------
                                                                Sole       Shared
                                                             Voting and   Voting or
Name of Beneficial Owner or                                  Investment  Investment   Percent
Number of Persons in Group                                    Power(1)    Power(2)    of Class
--------------------------                                   ---------- ----------    --------
Lord Clitheroe..............................................      6,200                  *
Lester L. Coleman...........................................    277,323                  *
Robert L. Crandall..........................................      6,600                  *
Kenneth T. Derr.............................................      8,400                  *
Charles J. DiBona...........................................      3,600                  *
Lawrence S. Eagleburger.....................................     13,957                  *
Robert R. Harl..............................................    228,111                  *
W. R. Howell................................................      5,500                  *
Ray L. Hunt.................................................     80,647     69,712(3)    *
David J. Lesar..............................................  1,117,504     20,000(3)    *
Aylwin B. Lewis.............................................      5,400                  *
J. Landis Martin............................................     30,001                  *
Gary V. Morris..............................................    317,411                  *
Edgar J. Ortiz..............................................    334,572                  *
Jay A. Precourt.............................................     21,640                  *
Debra L. Reed...............................................      5,400        250(3)    *
C. J. Silas.................................................      5,600                  *
Shares owned by all current Directors and executive officers
  as a group (23 persons)...................................  2,897,221     89,962       *

--------
* Less than 1% of shares outstanding.
(1) Included in the table are shares of Common Stock that may be purchased pursuant to outstanding stock options within 60 days of the date of this proxy statement for the following: Lord Clitheroe--2,000; Mr. Coleman--162,000; Mr. Crandall--2,000; Mr. Derr--5,000; Mr. DiBona--2,000;
    Mr. Eagleburger--3,500; Mr. Harl--101,333; Mr. Howell--2,000; Mr.
    Hunt--9,500; Mr. Lesar--570,402; Mr. Lewis--5,000; Mr. Martin--9,500; Mr.
    Morris--165,000; Mr. Ortiz--160,000; Mr. Precourt--9,500; Ms. Reed--5,000;
    Mr. Silas--2,000 and six unnamed executive officers--125,400. Until the options are exercised, these individuals will neither have voting nor investment power over the underlying shares of Common Stock but only have the right to acquire beneficial ownership of the shares through exercise of their respective options.

(2) The Halliburton Stock Fund is an investment fund established under the Halliburton Company Employee Benefit Master Trust to hold Halliburton Common Stock for some of Halliburton's profit sharing, retirement and savings plans. The Fund held 9,050,848 shares of Common Stock at March 6, 2002. Three executive officers not named in the above table have beneficial interests in the Fund. Shares held in the Fund are not allocated to any individual's account. A total of 727 shares which might be deemed to be beneficially owned as of March 6, 2002 by the unnamed executive officers is not included in the table above. The Trustee, State Street Bank and Trust Company, votes shares held in the Halliburton Stock Fund in accordance with voting instructions from the participants. Under the terms of the plans, a participant has the right to determine whether up to 15% of his account balance in a plan is invested in the Halliburton Stock Fund. The Trustee, however, determines when sales or purchases are to be made.
(3) Mr. Hunt holds 69,712 shares as the trustee of trusts established for the benefit of his children. Mr. Lesar holds 20,000 shares in a family partnership. Ms. Reed has shared voting and investment power over 250 shares held in her husband's Individual Retirement Account.

                             CORPORATE GOVERNANCE

   In 1997, our board of directors adopted a formal statement of its responsibilities and corporate governance guidelines to ensure effective governance in all areas of its responsibilities. Since 1997, our guidelines have been reviewed periodically and revised as appropriate to reflect the dynamic and evolving processes relating to the operation of the board. Our board's statement of responsibilities and the corporate governance guidelines, as revised in July 2001, may be found on the Investor Relations page of our web site. If you do not have access to our web site, you may request a hard copy of the guidelines by contacting the Vice President and Secretary at the address set forth on page 2 of this proxy statement.

The Board's Role in Strategic Planning

   Our board believes that its primary responsibility is to oversee Halliburton's affairs for the benefit of our stockholders. Our governance guidelines specify several core areas that are included within this responsibility. One of them, strategic planning, is discussed in more detail below.

   Our board has the responsibility for reviewing and approving Halliburton's strategic and business plans and for monitoring Halliburton's performance against those plans. There are several provisions of the governance guidelines that directly address our board's role in carrying out its duties concerning Halliburton's long-range strategic plans.

   . The chief executive officer's performance is evaluated by the board using specific criteria that include:

      . performance of the business, including achievement of financial objectives and goals;

      . development and implementation of initiatives to provide long-term economic benefit to Halliburton; and

      .   accomplishment of strategic objectives.

   . Each year at one of its regular meetings, our board reviews and approves Halliburton's long-term strategic and business plans.

   . At subsequent board meetings throughout the year, our directors monitor Halliburton's performance against those strategic and business plans.

   . To keep our directors informed about Halliburton's business and performance between meetings, we routinely provide board members with monthly financial statements, earnings reports, press releases and other pertinent information about the company.

   Halliburton's board wants our stockholders to understand how it conducts its affairs in all areas of its responsibility, not just its role in strategic planning. For that reason, we have made the full text of our corporate governance guidelines available on our web site for all who are interested.

                            THE BOARD OF DIRECTORS
                                      AND
                       STANDING COMMITTEES OF DIRECTORS

   The Board of Directors has standing Audit; Compensation; Nominating and Corporate Governance; Health, Safety and Environment; and Management Oversight Committees. Each of the standing Committees is comprised entirely of outside Directors, none of whom is an employee or former employee of Halliburton. During the last fiscal year, the Board of Directors met on 12 occasions, the Audit Committee met on 8 occasions, the Compensation Committee met on 4 occasions, the Nominating and Corporate Governance Committee met on 2 occasions, the Health, Safety and Environment Committee met on 2 occasions, and the Management Oversight

Committee met on 4 occasions. Except for Mr. Eagleburger, no other incumbent member of the Board attended fewer than 75 percent of the total number of meetings of the Board and the Committees on which he or she served during the last fiscal year.

Audit Committee

   The Audit Committee's role is one of oversight, while Halliburton's management is responsible for preparing financial statements. The independent auditors are responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to Halliburton's financial statements or any professional certification as to the independent auditors' work. The following functions are the key responsibilities of the Audit Committee in carrying out its oversight:

   . recommending the appointment of independent auditors to the Board of Directors;

   . reviewing the scope of the independent auditors' examination and the scope of activities of the internal audit department;

   . reviewing Halliburton's financial policies and accounting systems and controls;

   .   reviewing audited financial statements and interim financial statements;

   . preparing a report for inclusion in Halliburton's proxy statement regarding the Audit Committee's review of audited financial statements for the last fiscal year which includes a statement on whether it recommended that the Board include those financial statements in the Annual Report on Form 10-K;

   . approving and ratifying the duties and compensation of the independent auditors, both for audit and non-audit services; and

   . reviewing and assessing the adequacy of the Audit Committee's Charter annually and recommending revisions to the Board.

   The Committee also reviews Halliburton's compliance with its Code of Business Conduct. The Committee meets separately with the independent auditors and with members of the internal audit staff, outside the presence of company management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information. The Audit Committee and the Board of Directors are ultimately responsible for the selection, evaluation and replacement of the independent auditors.

   Halliburton's Audit Committee Charter is attached as Appendix A.

Compensation Committee

   Duties of the Compensation Committee include:

   . developing and approving an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;

   . reviewing and approving all actions relating to compensation, promotion and employment-related arrangements for specified officers of Halliburton, its subsidiaries and affiliates;

   . establishing annual performance criteria and reward schedules under Halliburton's annual incentive pay plans and certifying the performance level achieved and reward payments at the end of each plan year;

   . approving any other incentive or bonus plans applicable to specified officers of Halliburton, its subsidiaries and affiliates;

   . administering awards under Halliburton's 1993 Stock and Long-Term Incentive Plan and Supplemental Retirement Plan;

   . selecting an appropriate comparator group against which Halliburton's total executive compensation program is measured;

   . reviewing and approving or recommending to the Board, as appropriate, major changes to, and taking administrative actions associated with, any other forms of non-salary compensation under its purview;

   . reviewing and approving the stock allocation budget among all employee groups within Halliburton; and

   . monitoring and reviewing periodically overall compensation program design and practice to ensure continued competitiveness, appropriateness and alignment with established philosophies, strategies and guidelines.

Nominating and Corporate Governance Committee

   The Nominating and Corporate Governance Committee has responsibility for:

   . reviewing and periodically updating the criteria for Board membership and evaluating the qualifications of each Director candidate against the criteria;

   . assessing the appropriate mix of skills and characteristics required of Board members;

   .   identifying and screening candidates for Board membership;

   . establishing procedures for stockholders to recommend individuals for consideration by the Committee as possible candidates for election to the Board;

   . reviewing annually each Director's continuation on the Board and recommending to the Board a slate of Director nominees for election at the Annual Meeting of Stockholders;

   .   recommending candidates to fill vacancies on the Board;

   . reviewing periodically the status of each Director to assure compliance with the Board's policy that at least a majority of Directors meet the Board's definition of independent Director;

   . recommending members to serve on the standing Committees of the Board and the Chairmen of the Committees;

   . reviewing periodically the corporate governance guidelines adopted by the Board of Directors and recommending revisions to the guidelines as appropriate; and

   . reviewing periodically Halliburton's Director compensation practices and recommending changes, if any, to the Board.

   The Nominating and Corporate Governance Committee will consider qualified nominees recommended by stockholders who may submit recommendations to the Committee in care of the Vice President and Secretary at the address set forth on page 2 of this proxy statement. Stockholder nominations must be submitted prior to year-end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desirous of serving, if elected.

   Nominations by stockholders may also be made at an Annual Meeting of Stockholders in the manner provided in our By-laws. The By-laws provide that a stockholder entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Nominations shall be made pursuant to written notice to the Secretary, which must be received at our principal executive offices not less than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. The notice shall set forth:

   . as to each person the stockholder proposes to nominate for election or reelection as a Director:

      .   the name, age, business address and residence address of the person,

      .   the principal occupation or employment of the person,

      . the class and number of shares of Halliburton capital stock that are beneficially owned by the person, and

      . all other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

   .   as to the stockholder giving the notice:

      .   the name and record address of the stockholder, and

      . the class and number of shares of Halliburton capital stock that are beneficially owned by the stockholder.

The proposed nominee may be required to furnish other information as Halliburton may reasonably require to determine the eligibility of the proposed nominee to serve as a Director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Health, Safety and Environment Committee

   The Health, Safety and Environment Committee has responsibility for:

   . reviewing and assessing Halliburton's health, safety and environmental policies and practices and proposing modifications or additions as needed;

   . overseeing the communication and implementation of these policies throughout Halliburton;

   . reviewing annually the health, safety and environmental performance of Halliburton's operating units and their compliance with applicable policies and legal requirements; and

   . identifying, analyzing and advising the Board on health, safety and environmental trends and related emerging issues.

Management Oversight Committee

   The Management Oversight Committee has responsibility for:

   .   evaluating the performance of the Chief Executive Officer;

   . reviewing succession plans for senior management of Halliburton and its major operating units;

   .   evaluating management development programs and activities; and

   .   reviewing other internal matters of broad corporate significance.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Halliburton's primary mission is to enhance long-term shareholder value by providing a broad spectrum of high quality services and related products within the energy services and engineering and construction business segments in which Halliburton operates. We believe that Halliburton's total compensation package for executives should emphasize compensation plans that are linked to measures that drive shareholder value.

   Under our charter, we are generally responsible for overseeing Halliburton's overall compensation philosophy and objectives and have specific responsibility for reviewing, approving and monitoring the compensation program for senior executives of Halliburton and its business units. Our principal function is to ensure that Halliburton's compensation program is effective in attracting, retaining and motivating key employees, that it reinforces business strategies and objectives for enhanced shareholder value and that it is administered in a fair and equitable manner consistent with established policies and guidelines.

Overall Executive Compensation Philosophy and Strategy

   The primary objectives of Halliburton's total compensation package for senior executives are to:

   .   emphasize the enhancement of shareholder value, and

   . establish and maintain competitive executive compensation programs that enable Halliburton to attract, retain and motivate high caliber executives who will assure the long-term success of the business.

   Halliburton's compensation program is designed and regularly reviewed to ensure that the program's components support Halliburton's strategies and incentivize employees to achieve business success. In determining what we deem to be appropriate types and amounts of compensation for executive officers, we consult with outside compensation consultants and review compensation data obtained from independent sources.

   In the design and administration of executive compensation programs, we generally target current market levels of compensation at the 50th percentile for good performance and between the 50th and 75th percentile competitive level for outstanding performance. In doing so, we consider the market data for a comparator group which reflects the markets in which Halliburton competes for business and people. The comparator group is composed of:

   . specific peer companies within the energy services and engineering and construction industries; and

   . selected companies from general industry having similar revenue size, number of employees and market capitalization and which, in our opinion, provide comparable references.

Regression analysis is used in assessing all market compensation data to provide appropriate comparisons based on company size, complexity and performance, and individual role and job content. A consistent present value methodology is used in assessing stock-based and other long-term incentive awards.

   The focus and mix of executive compensation elements and opportunities are tailored by individual position to reflect an appropriate balance among fixed and variable pay, short and long-term focus and individual, business/organization unit or corporate accountability.

   We believe that Halliburton's objectives can be optimized by providing executives with a compensation package that consists of:

   .   a cash base salary,

   .   a results-oriented annual incentive program,

   .   long-term incentive awards, and

   .   supplemental retirement and other executive benefits.

2001 Special Considerations

   2001 was an unusual year during which we had difficulty achieving our compensation objectives. Halliburton achieved outstanding operating results and most participants in the annual incentive plan achieved or exceeded their performance goals. Despite these accomplishments, the market price of the common stock declined dramatically due to investor concerns about Halliburton's asbestos exposure. In order for Halliburton to continue its success in this difficult legal environment, we adjusted our compensation programs in various ways. Among other things, we made equity grants to executives periodically throughout the year for retention purposes. We expect that the uncertain legal environment will continue, and it is likely that additional retention-based awards will be necessary for selected executives in 2002.

Base Salary

   Executive salaries are referenced to market data for comparable positions within the comparator group. In addition to considering market comparisons in making salary decisions, we exercise discretion and judgment based on the following factors:

   .   level of responsibility;

   . experience in the executive's role and equity issues relating to pay for other Halliburton executives;

   .   performance; and

   . external factors involving competitive positioning, projected corporate performance, and general economic conditions.

No specific formula is applied to determine the weight of each factor.

   Ordinarily, we review Halliburton executive officers' base salaries, including Mr. Lesar's, each December for the coming year. However, in light of Mr. Lesar's promotion to Chief Executive Officer in August 2000, we increased his annual salary to $1,100,000 at our September 2000 meeting and his salary continued at that rate throughout 2001. Additionally, we did not adjust the salaries of the executives named in the Summary Compensation Table for 2002.

Annual Performance Pay Plan

   In 1995, we established the Annual Performance Pay Plan to provide a means to link total compensation to Halliburton's performance, as measured by cash value added, or CVA. CVA measures the difference between after tax cash income and a capital charge, based upon Halliburton's weighted average cost of capital, to determine the amount of value, in terms of cash flow, added to Halliburton's business. Since the inception of the Plan, CVA has provided a close correlation to total shareholder return. Although Halliburton's performance in 2001 reached record levels for most of our businesses, this performance was not reflected in the price of our stock. We believe that this is an anomaly caused by an overreaction by investors to Halliburton's asbestos-related issues and does not impact the long-term viability of CVA as a predictor of shareholder return.

   At the beginning of each plan year, we establish a reward schedule that aligns given levels of CVA performance beyond a threshold level with reward opportunities. The level of achievement of annual CVA performance determines the dollar amount of incentive compensation payable to participants.

   Officers of Halliburton and its business units and specific senior managers were eligible to participate in the Annual Performance Pay Plan during 2001. In 2001, consolidated CVA performance exceeded the maximum level that we established. Accordingly, Mr. Lesar and the other executives named in the Summary Compensation Table earned incentive compensation in the amounts shown.

Long-Term Incentive Programs

   The 1993 Stock and Long-Term Incentive Plan (the "1993 Plan") provides for a variety of cash and stock-based awards, including stock options, restricted stock, and performance shares, among others. Under the 1993 Plan, we may, in our discretion, select from these types of awards to establish individual long-term incentive awards.

   In 2001, we established the Performance Unit Program, which is a long-term program designed to provide key executives with specified incentive opportunities contingent on the level of achievement of pre-established corporate performance objectives and continued employment. The first cycle began on January 1, 2001 and will end on December 31, 2003 (the "2001 Cycle"). Performance measures for the 2001 Cycle include two equally weighted components, both based on Halliburton's consolidated Return on Capital Employed ("ROCE"). The first component is based on Halliburton's actual level of achievement of ROCE, and the second is Halliburton's achievement level as compared to the comparator group. Individual incentive opportunities are established based on market references and work in association with stock option grants to provide an integrated long-term approach.

   Ordinarily, stock options have been the principal long-term incentive granted to executive officers. However, in 2001, we used restricted stock awards more extensively than in the past, primarily to assure that market aberrations attributable to investors' asbestos concerns did not cause retention problems.

   Our determination of the size of equity-based grants to executive officers, including the grants made to Mr. Lesar, are based on market references to long-term incentive compensation for comparable positions within the comparator group and on our subjective assessment of organizational roles and internal job relationships. Mr. Lesar received a stock option for 154,408 shares in July 2001 and a restricted stock award of 154,407 in October 2001.

Supplemental Executive Retirement Plan

   The Supplemental Executive Retirement Plan (formerly part of the Senior Executives' Deferred Compensation Plan) was established to provide supplemental discretionary retirement benefits to key executives. Determinations as to who will receive an allocation for a particular plan year and the amount of the allocation are made in our sole discretion. However, in making our determinations, we consider guidelines that include references to:

   .   retirement benefits provided from other company programs,

   .   compensation,

   .   length of service, and

   .   years of service to normal retirement,

in order to achieve a percentage of pay replacement assuming retirement at age 65 with 25 or more years of service.

   Interest on active participants' supplemental retirement benefit accounts is accrued at the rate of five percent per annum, while interest on retired participants' accounts is accrued at ten percent per annum. The accounts are 100% vested at all times. No amounts may be received by a participant under the Plan prior to termination of the participant's employment.

   We authorized a 2001 supplemental discretionary retirement benefit of $378,000 for Mr. Lesar.

Policy Regarding Section 162(m) of the Internal Revenue Code

   Section 162(m) of the Internal Revenue Code and applicable regulations generally disallow a federal income tax deduction by a public company for compensation paid to the chief executive officer or any of the four other most highly compensated officers to the extent the compensation exceeds $1 million in any year. Specific performance-based compensation and compensation which is deferred is excluded from this calculation.

   Halliburton's policy is to utilize available tax deductions whenever appropriate. When determining executive compensation programs, we consider all relevant factors, including the tax deductions that may result from the compensation. Accordingly, Halliburton has attempted to preserve the federal tax deductibility of compensation in excess of $1 million a year to the extent doing so is consistent with the intended objectives of our executive compensation philosophy.

   The 1993 Plan was amended by the stockholders in 1996 and 2000 to qualify stock options, stock appreciation rights and performance share awards under the plan as performance-based compensation under IRS rules.

   We believe that the interests of Halliburton and its stockholders are well served by the executive compensation programs currently in place. These programs encourage and promote Halliburton's compensation objectives and permit the exercise of our discretion in the design and implementation of compensation packages. Accordingly, Halliburton may from time to time pay compensation to its executive officers that may not be fully deductible. Because of the elective deferral by some executive officers of portions of their salary and incentive compensation, the loss of deductibility for 2001 is not expected to be significant. We will continue to review Halliburton's executive compensation plans periodically to determine what changes, if any, should be made as the result of the limitation on deductibility.

                                          Respectfully submitted,

                                          THE COMPENSATION COMMITTEE OF
                                          DIRECTORS

                                          Lord Clitheroe*
                                          Robert L. Crandall
                                          Charles J. DiBona
                                          Lawrence S. Eagleburger*
                                          W. R. Howell
                                          Ray L. Hunt*
                                          Aylwin B. Lewis*
                                          Jay A. Precourt
                                          C. J. Silas
--------
* Lord Clitheroe and Messrs. Eagleburger and Hunt served on the Compensation Committee from January 1, 2001 through May 14, 2001, and Mr. Lewis served on the Compensation Committee from May 15, 2001 through December 31, 2001.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

   The following graph compares the cumulative total stockholder return on our Common Stock for the five-year period ended December 31, 2001, with the Standard & Poor's 500 Stock Index and the Standard & Poor's Energy Composite Index over the same period. This comparison assumes the investment of $100 on December 31, 1996 and the reinvestment of all dividends. The stockholder return set forth on the chart below is not necessarily indicative of future performance.







                                    [CHART]

                Total Stockholders' Return - Five Years
Assumes Investment of $100 on December 31, 1996 and Reinvestment of Dividends

                     Halliburton        S&P 500         S&P Energy
     12/96           100                100             100
     12/97           174.28             133.36          125.25
     12/98           100.93             171.47          125.92
     12/99           138.96             207.56          149.85
     12/00           126.60             188.62          171.04
     12/01            44.68             166.19          153.52

                          SUMMARY COMPENSATION TABLE

                                          Annual Compensation           Long-Term Compensation
                                    -------------------------------- -----------------------------
                                                                            Awards         Payouts
                                                                     --------------------- -------
                                                                     Restricted Securities
                                                        Other Annual   Stock    Underlying  LTIP    All Other
Name and Principal                   Salary     Bonus   Compensation   Awards    Options   Payouts Compensation
Position                       Year   ($)        ($)       ($)(1)      ($)(2)      (#)       ($)      ($)(3)
------------------             ---- --------- --------- ------------ ---------- ---------- ------- ------------
David J. Lesar................ 2001 1,100,000 2,200,000      --      3,381,513   154,408     N/A     538,795
  Chairman of the Board,       2000   958,333 2,012,709      --      1,216,250   300,000     N/A     478,515
   President and Chief         1999   823,000         0      --              0   260,100     N/A     349,265
   Executive Officer of the
   Company

Lester L. Coleman............. 2001   475,008   475,008      --        757,609    34,594     N/A     179,403
  Executive Vice President     2000   475,008   498,800      --        417,000    39,000     N/A     137,837
   and General Counsel of      1999   450,000         0      --              0    45,000     N/A     130,489
   the Company

Robert R. Harl................ 2001   425,000   212,500      --        757,609    34,594     N/A     153,804
  President and Chief          2000       N/A       N/A      --            N/A       N/A     N/A         N/A
   Executive Officer of        1999       N/A       N/A      --            N/A       N/A     N/A         N/A
   Kellogg Brown & Root

Gary V. Morris................ 2001   550,000   550,000      --        757,609    34,594     N/A     243,849
 Executive Vice President      2000   475,008   498,800      --        834,000    39,000     N/A     171,005
   of the Company              1999   450,000         0      --              0    45,000     N/A     160,334

Edgar J. Ortiz ............... 2001   550,000   550,000      --        757,609    34,594     N/A     353,985
 President and Chief           2000       N/A       N/A      --            N/A       N/A     N/A         N/A
   Executive Officer of        1999       N/A       N/A      --            N/A       N/A     N/A         N/A
   Halliburton Energy
   Services Group

--------
(1) The dollar value of perquisites and other personal benefits for each of the named executive officers was less than established reporting thresholds.
(2) In 2000, Mr. Lesar was granted 35,000 shares with restrictions lapsing over 10 years; Mr. Coleman was granted 12,000 shares with restrictions lapsing over 10 years; and Mr. Morris was granted 24,000 shares with restrictions lapsing over 10 years. In 2001, Mr. Lesar was granted 154,407 shares with restrictions lapsing over 10 years; Mr. Coleman was granted 34,594 shares with restrictions lapsing over 10 years; Mr. Harl was granted 34,594 shares with restrictions lapsing over 10 years; Mr. Morris was granted 34,594 shares with restrictions lapsing over 10 years and Mr. Ortiz was granted 34,594 shares with restrictions lapsing over 10 years. The total number and value of restricted shares held by each of the above individuals as of December 31, 2001 were as follows:

                                    Total      Aggregate
                                  Restricted    Market
                      Name          Shares       Value
                      ----        ---------- -------------
                      Mr. Lesar..  364,430   $4,774,033.00
                      Mr. Coleman   72,654      951,767.40
                      Mr. Harl...   76,700    1,004,770.00
                      Mr. Morris.   99,354    1,301,537.40
                      Mr. Ortiz..  111,682    1,463,034.20

(3) "All Other Compensation" includes the following accruals for or contributions to various plans for the fiscal year ending December 31, 2001: (i) company contributions to qualified defined contribution plans for Mr. Lesar--$7,820, Mr. Coleman--$7,820, Mr. Harl--$1,190,
    Mr. Morris--$7,820, and Mr. Ortiz--$8,500; (ii) 401(k) plan matching contributions for Mr. Lesar--$6,800, Mr. Coleman--$6,800, Mr. Harl--$6,800, Mr. Morris--$6,800, and Mr. Ortiz--$6,800; (iii) benefit restoration accruals for Mr. Lesar--$79,980, Mr. Coleman--$26,231, Mr. Harl--$18,763, Mr. Morris --$32,680, and Mr. Ortiz--$34,200; (iv) supplemental retirement plan contributions for Mr. Lesar--$378,000, Mr. Coleman--$91,000, Mr. Harl--$121,000, Mr. Morris--$164,000, and Mr. Ortiz--$260,000; (v)
    above-market earnings on benefit restoration account for Mr. Lesar--$9,077, Mr. Coleman--$7,983, Mr. Harl--$6,051, Mr. Morris--$3,897, and Mr.
    Ortiz--$3,264; and (vi) above-market earnings on amounts deferred under elective deferral plans for Mr. Lesar--$57,118, Mr. Coleman--$39,570, Mr. Harl--$0, Mr. Morris--$28,652, and Mr. Ortiz--$41,221.

                         OPTION GRANTS FOR FISCAL 2001

                                                                          Potential Realizable Value
                     Number of   % of Total                               at Assumed Annual Rates of
                     Securities   Options                                  Stock Price Appreciation
                     Underlying  Granted to  Exercise                         for Option Term(2)
Individual Grants(1)  Options   Employees in   Price     Expiration ------------------------------------
        Name         Granted(#) Fiscal Year  ($/Share)      Date           5%                10%
-------------------- ---------- ------------ ---------   ---------- ----------------- ------------------
 David J. Lesar.....   154,408       4.30    $  31.55    7/19/2011  $    3,063,705.71 $     7,764,031.78
 Lester L. Coleman..    34,594       0.96       31.55    7/19/2011         686,401.19       1,739,475.39
 Robert R. Harl.....    34,594       0.96       31.55    7/19/2011         686,401.19       1,739,475.39
 Gary V. Morris.....    34,594       0.96       31.55    7/19/2011         686,401.19       1,739,475.39
 Edgar J. Ortiz.....    34,594       0.96       31.55    7/19/2011         686,401.19       1,739,475.39
 All Optionees...... 3,604,646     100.00     35.5195(3)        (3)     77,278,117.42     194,631,716.07
 All Stockholders...       N/A        N/A         N/A          N/A   9,702,949,881.88  24,589,180,057.41(4)

--------
(1) All options granted under the 1993 Plan are granted at the fair market value of the Common Stock on the grant date and generally expire ten years from the grant date. During employment options vest over a three year period, with one-third of the shares becoming exercisable on each of the first, second and third anniversaries of the grant date. The options granted to designated executives are transferable by gift to individuals and entities related to the optionee, subject to compliance with guidelines adopted by the Compensation Committee.
(2) The assumed values result from the indicated rates of stock price appreciation. Values were calculated based on a 10-year exercise period for all grants. The actual value of the option grants is dependent on future performance of the Common Stock. There is no assurance that the values reflected in this table will be achieved. Halliburton did not use an alternative formula for a grant date valuation, as it is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(3) The exercise price shown is a weighted average of all options granted in 2001. Options expire on one or more of the following dates: January 10, 2011, February 19, 2011, February 23, 2011, March 6, 2011, March 30, 2011,
    April 3, 2011, April 17, 2011, April 25, 2011, April 30, 2011, May 15,
    2011, June 27, 2011, July 2, 2011, July 16, 2011, July 19, 2011, August 6,
    2011, August 22, 2011, September 10, 2011, October 1, 2011, October 17,
    2011, December 5, 2011 and December 19, 2011.
(4) "All Stockholders" values are calculated using the weighted average exercise price for all options awarded in 2001, $35.5195, based on the outstanding shares of Common Stock on December 31, 2001.

                  AGGREGATED OPTION EXERCISES IN FISCAL 2001
                      AND DECEMBER 31, 2001 OPTION VALUES

                                          Number of Securities
                                         Underlying Unexercised     Value of Unexercised
                    Shares             Options at Fiscal Year-End  In-the-Money Options at
                   Acquired    Value            (Shares)             Fiscal Year-End ($)
                  on Exercise Realized -------------------------- -------------------------
      Name            (#)       ($)    Exercisable  Unexercisable Exercisable Unexercisable
      ----        ----------- -------- -----------  ------------- ----------- -------------
David J. Lesar...        0          0    570,402       441,108         0            0
Lester L. Coleman   34,000    875,135    162,000        75,594         0            0
Robert R. Harl...        0          0    101,333        75,594         0            0
Gary V. Morris...        0          0    165,000        75,594         0            0
Edgar J. Ortiz...        0          0    160,000        75,594         0            0

Long-Term Incentive Compensation

   As noted in the Compensation Committee's report, the Performance Unit
Program was established in 2001 to provide selected key executives with incentive opportunities based on the level of achievement of pre-established corporate performance objectives over three-year performance cycles. The purpose of the program is to reinforce Halliburton's objectives for sustained long-term performance and value creation, to reinforce strategic planning processes and to balance short and long-term decision making. Performance measures for the three-year cycle that began January 1, 2001, include two equally weighted components tied to Halliburton's consolidated weighted average return on capital employed (ROCE). One-half (50%) of the award is based on Halliburton's actual level of achievement of ROCE (Absolute Goal) and the other half (50%) is based on Halliburton's achievement level as compared to the comparator group (Relative Goal). Each Goal is calculated separately as follows:

   . the average salary of all participants in a particular participation category, multiplied by

   . the incentive opportunity level associated with the applicable performance levels attained for the Absolute Goal (threshold, target and maximum), multiplied by

   .   50%.

   The process is repeated for the Relative Goal and the two results are added together to determine the award for the particular performance cycle. Incentive payments are calculated on a straight-line basis for results achieved between performance levels. No incentive will be earned or payment made for performance below the threshold level.

              LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL 2001

                                  Performance  Estimated Future Payouts Under
                      Performance   Or Other     Non-Stock Price-Based Plans
                       Category   Period Until -------------------------------
                        Average    Maturation  Threshold   Target    Maximum
    Name              Salary ($)   or Payout      ($)       ($)        ($)
    ----              ----------- ------------ --------- ---------- ----------
 David J. Lesar...... $1,100,000     2001-2003 $412,500  $1,650,000 $2,475,000
 Lester L. Coleman...    525,000  Fiscal Years   98,438     393,750    590,625
 Robert R. Harl......    427,000                 64,050     256,200    384,300
 Gary V. Morris......    525,000                 98,438     393,750    590,625
 Edgar J. Ortiz......    525,000                 98,438     393,750    590,625

                           EMPLOYMENT CONTRACTS AND
                        CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts

   Mr. Lesar. Mr. Lesar entered into an employment agreement with Halliburton as of August 1, 1995 which provided for his employment as Executive Vice President and Chief Financial Officer of Halliburton. The agreement also provides that, while Mr. Lesar is employed by Halliburton, management will recommend to the Compensation Committee:

   . annual supplemental retirement benefit allocations under the Supplemental Executive Retirement Plan (formerly part of the Senior Executives' Deferred Compensation Plan); and

   .   annual grants of stock options under the 1993 Plan.

These recommendations are to be consistent with the criteria utilized by the Compensation Committee for similarly situated executives.

   Under the terms of his employment agreement, in the event Mr. Lesar is involuntarily terminated by Halliburton for any reason other than termination for cause (as defined in the agreement), Halliburton is obligated to pay Mr. Lesar a severance payment equal to:

   . the value of any restricted shares that are forfeited because of termination; and

   .   five times his annual base salary.

   Messrs. Coleman and Morris. Messrs. Coleman and Morris entered into employment agreements with Halliburton effective September 29, 1998, providing for their employment as Executive Vice President and General Counsel, and Executive Vice President and Chief Financial Officer, respectively. Each executive's employment agreement further provides that he will receive an annual base salary of not less than $450,000 and will participate in Halliburton's Annual Performance Pay Plan. Also, each executive was granted an award under the 1993 Plan of 15,000 shares of Common Stock subject to restrictions.

   Under the terms of the employment agreements, in the event of either executive's termination for any reason other than voluntary termination (as defined in the agreement), death, permanent disability, retirement (either at or after age 65 or voluntarily prior to age 65), or termination by Halliburton for cause (as defined in the agreement), Halliburton is obligated to make severance payments equal to:

   . the value of any restricted shares that were forfeited because of the termination;

   .   two years' base salary;

   .   any unpaid bonus earned in prior years; and

   . any bonus payable for the year in which his employment is terminated determined as if he had remained employed for the full year.

   Mr. Harl. Mr. Harl entered into an employment agreement with Halliburton and Halliburton's subsidiary, Brown & Root Services Corporation ("BRSC"), on September 29, 1998, which provided for his employment as President of BRSC. Mr. Harl's employment agreement also provides for an annual salary of not less than $325,000 and participation in Halliburton's Annual Performance Pay Plan. In addition, Mr. Harl was granted 15,000 restricted shares under the 1993 Plan.

   Under the terms of the employment agreement, in the event of Mr. Harl's termination for any reason other than voluntary termination (as defined in the agreement), death, permanent disability, retirement (either at age 65 or voluntarily prior to age 65), or termination by Halliburton for cause (as defined in the agreement), BRSC is obligated to make severance payments equal to:

   . the value of any restricted shares that were forfeited because of the termination;

   .   two years' base salary;

   .   any unpaid bonus earned in prior years; and

   . any bonus payable for the year in which his employment is terminated determined as if he had remained employed for the full year.

   Mr. Ortiz. Mr. Ortiz entered into an employment agreement with Halliburton and Halliburton's subsidiary, Halliburton Energy Services, Inc. ("HESI") effective May 1, 1998, which provided for his employment as President of HESI's Halliburton Energy Services division. Mr. Ortiz's employment agreement also provides for an annual salary of not less than $350,004 and participation in Halliburton's Annual Performance Pay Plan.

   Under the terms of the employment agreement, in the event of Mr. Ortiz's termination for any reason other than voluntary termination (as defined in the agreement), death, permanent disability, retirement (either at age 65 or voluntarily prior to age 65), or termination by Halliburton for cause (as defined in the agreement), HESI is obligated to make severance payments equal to:

   . the value of any restricted shares that were forfeited because of the termination;

   .   two years' base salary;

   .   any unpaid bonus earned in prior years; and

   . any bonus payable for the year in which his employment is terminated determined as if he had remained employed for the full year.

Change-In-Control Arrangements

   Pursuant to the 1993 Plan, in the event of a change-in-control:

   A. The Compensation Committee, acting in its sole discretion, will act to effect one or more of the following alternatives for outstanding stock options:

   .   accelerate the time at which options may be exercised;

   . cancel the options and pay the optionees the excess of the per share value offered to stockholders in the change-in-control transaction over the exercise price(s) of the shares subject to options;

   . make adjustments to the options as deemed appropriate to reflect the change-in-control; or

   . convert the options to rights to purchase a proportionate amount of shares of stock or other securities or property paid to stockholders in the change-in-control transaction.

   B. The Compensation Committee may provide for full vesting of all shares of outstanding restricted stock and termination of all restrictions applicable to the restricted stock.

   Pursuant to the Career Executive Incentive Stock Plan, the Compensation Committee may, in the event of a tender offer for all or a part of Halliburton's Common Stock, accelerate the lapse of restrictions on any or all shares on which restrictions have not previously lapsed.

   Under the Annual Performance Pay Plan:

   . in the event of a change-in-control during a plan year, a participant will be entitled to an immediate cash payment equal to the maximum dollar amount he or she would have been entitled to for the year, prorated through the date of the change-in-control, and

   . in the event of a change-in-control after the end of a plan year but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for the plan year.

   Under the Performance Unit Program:

   . in the event of a change-in-control during a performance cycle, a participant will be entitled to an immediate cash payment equal to the maximum amount he or she would have been entitled to receive for the performance cycle, prorated to the date of the change-in-control; and

   . in the event of a change-in-control after the end of a performance cycle but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for that performance cycle.

   Under the Employee Stock Purchase Plan, if approved by the stockholders, in the event of a change-in-control, unless the successor corporation assumes or substitutes new stock purchase rights:

   . the purchase date for the outstanding stock purchase rights will be accelerated to a date fixed by the Compensation Committee prior to the effective date of the change-in-control, and

   . on the effective date, any unexercised stock purchase rights will expire and Halliburton will promptly refund the unused amount of each participant's payroll deductions.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Dresser has outstanding approximately $6.1 million in letters of credit under a bank facility that was established in connection with some insurance relationships of NL Industries, Inc., of which Mr. Martin is a director and executive officer. NL is obligated to indemnify Dresser for any losses or expenses in respect of these letters of credit.

                            DIRECTORS' COMPENSATION

   Directors' Fees and Deferred Compensation Plan

   All non-employee Directors receive an annual fee of $30,000 and an attendance fee of $2,000 for each meeting of the Board of Directors. The Directors also receive an attendance fee of $2,000 per meeting for Committee service. The Chairmen of the Audit; Compensation; Nominating and Corporate Governance; Health, Safety and Environment; and Management Oversight Committees each receive an additional $10,000 retainer annually. Under the Directors' Deferred Compensation Plan, Directors are permitted to defer their fees, or a portion of their fees, until after they cease to be a Director. A participant may elect, on a prospective basis, to have his or her deferred compensation account either credited quarterly with interest at the prime rate of Citibank, N.A. or translated on a quarterly basis into common stock equivalents. Distribution will be made either in a lump sum or in annual installments over a 5- or 10-year period, as determined by the committee appointed to administer the plan in its discretion. Distributions of common stock equivalents are made in shares of common stock, while distributions of deferred compensation credited with interest are made in cash. Messrs. Crandall, Derr, DiBona, Eagleburger, Hunt, Lewis, Precourt and Ms. Reed have elected to participate in the plan.

   Directors' Restricted Stock Plan

   Pursuant to the terms of the Restricted Stock Plan for Non-Employee Directors, which was approved by the stockholders at the 1993 Annual Meeting, each non-employee Director receives an annual award of 400 restricted shares of common stock as a part of his or her compensation. The awards are in addition to the Directors' annual retainer and attendance fees. Shares awarded under the Directors' Restricted Stock Plan may not be sold, assigned, pledged or otherwise transferred or encumbered until the restrictions are removed. Restrictions will be removed following termination of Board service under specified circumstances, which include, among others, death or disability, retirement under the Director mandatory retirement policy, or early retirement after at least four years of service. During the restriction period, Directors have the right to vote, and to receive dividends on, the restricted shares. Any shares that under the plan's provisions remain restricted following termination of service will be forfeited.

   Directors' Stock Options

   At the 2000 Annual Meeting, the stockholders approved an amendment to the 1993 Plan that, among other things, broadened the eligibility provisions to permit non-employee Directors to be granted awards under the plan. Under the new stock option program for non-employee Directors:

   . Each Director elected after the 2000 Annual Meeting will receive an option for 5,000 shares of Halliburton common stock at the time of initial election to the Board and an option for 2,000 shares each year thereafter at the time of the Director's reelection. The option grants are in lieu of benefits under the Directors' Retirement Plan (discussed below) which is closed to Directors elected after the 2000 Annual Meeting.

   . Each Director who continues to participate in the Directors' Retirement Plan will receive an annual option for 1,000 shares at the time of reelection to the Board.

   . Each "grandfathered" Director who opted out of the Directors' Retirement Plan (Messrs. Hunt, Martin and Precourt) received a one-time option grant for 5,000 shares and will receive an annual option for 2,000 shares at the time of reelection.

   Options granted under the stock option program:

   . have an exercise price equal to the closing price of Halliburton's common stock on the grant date,

   .   become exercisable six months after the grant date, and

   . are exercisable for 10 years from the date of grant or three years after termination of service, whichever is the shorter period.

   Directors' Retirement Plan

   As noted above, the Directors' Retirement Plan is closed to new Directors elected after May 16, 2000. Each individual who was serving as a non-employee Director on May 16, 2000 continued to be eligible to participate in the plan but had a one-time right to opt out of the plan and receive the same level of option grants as a new Director. Messrs. Hunt, Martin and Precourt elected to cease participation in the plan in exchange for the right to receive additional grants of options.

   Under the Directors' Retirement Plan, each non-employee Director who continues as a participant will receive an annual benefit upon the benefit commencement date. The benefit commencement date is the later of a participant's termination date or attainment of age 65. The benefit will be equal to the last annual retainer for the participant for a period of years equal to the participant's years of service on his or her termination date. The minimum benefit payment period for each participant is 5 years. Upon the death of a participant, benefit payments will be made to the surviving spouse, if any, over the remainder of the retirement benefit payment period. Years of service for each Director participant under the plan are: Lord Clitheroe--15, Mr. Crandall--17, Mr. DiBona--5, Mr. Eagleburger--4, Mr. Howell--11, and Mr. Silas--9. Assets are transferred to State Street Bank and Trust Company, as Trustee, to be held pursuant to the terms of an irrevocable grantor trust to aid Halliburton in meeting its obligations under the Directors' Retirement Plan. The corpus and income of the trust are treated as assets and income of Halliburton for federal income tax purposes and are subject to the claims of general creditors of Halliburton to the extent provided in the plan.

                            AUDIT COMMITTEE REPORT

   Halliburton's Audit Committee of the Board of Directors consists of directors who, in the business judgment of the Board of Directors, are independent under the New York Stock Exchange listing standards. In addition, in the business judgment of the Board of Directors, at least one of us has accounting or related financial management experience required under the listing standards. We operate under a written charter, a copy of which is included as Appendix A to this proxy statement. As required by the charter, we review and reassess the charter annually and recommend any changes to the Board of Directors for approval.

   Under the charter, Halliburton's management is responsible for preparing Halliburton's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee's role under the charter is to provide oversight of management's responsibility. The Audit Committee is not providing any expert or special assurance as to Halliburton's financial statements or any professional certification as to the independent auditors' work.

   In fulfilling our oversight role for the year ended December 31, 2001, we:

   . reviewed and discussed Halliburton's audited financial statements with management;

   . discussed with Arthur Andersen LLP, Halliburton's independent auditors, the matters required by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

   . received from Arthur Andersen the written disclosures and letter required by Independence Standards Board Standard No. 1;

   .   discussed with Arthur Andersen its independence; and

   . received a report from Halliburton's Executive Vice President and Chief Financial Officer on Arthur Andersen's qualifications, independence and responses to Halliburton's due diligence questions.

   In addition, the Chairman of the Audit Committee met with representatives of Arthur Andersen, Halliburton's Executive Vice President and Chief Financial Officer and other members of Halliburton's management and staff to review Arthur Andersen's qualifications, independence and responses to Halliburton's due diligence questions.

   Based on our:

   .   review of the audited financial statements,

   .   discussions with management,

   .   discussions with Arthur Andersen, and

   .   review of Arthur Andersen's written disclosures and letter,

we recommended to the Board of Directors that the audited financial statements be included in Halliburton's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. Our recommendation considers our review of that firm's qualifications as independent accountants for the Company. Among other things we reviewed the qualifications of the firm and the engagement team and the firm's quality control procedures. In addition, our review also included matters required to be considered under U.S. Securities and Exchange Commission Rules on Auditor Independence, including the nature and extent of non-audit services. In our business judgment the nature and extent of non-audit services performed by Arthur Andersen during the year did not impair the firm's independence.

   Finally, we recommended to the full Board of Directors, and the Board adopted, a Company policy that restricts the kinds of services that may be performed by Halliburton's independent auditors. The full text of that policy is set out in Appendix B to this proxy statement. In general, the policy permits our outside auditors to provide only non-audit services that (i) facilitate the performance of the audit, (ii) improve the financial reporting process and internal controls environment or (iii) relate to tax consulting or advice. Other non-audit services, including consulting services and information systems design and implementation, will be prohibited under the new policy unless expressly authorized by the Audit Committee. The policy also provides that the fees for non-audit services in any calendar year may not exceed the fees paid for core audit services without the specific approval of the Audit Committee.

                                          Respectfully submitted,

                                          THE AUDIT COMMITTEE OF DIRECTORS

                                          Robert L. Crandall
                                          Kenneth T. Derr
                                          Lawrence S. Eagleburger
                                          W. R. Howell
                                          Ray L. Hunt
                                          C. J. Silas

                               AUDIT INFORMATION

Audit Fees

   The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of Halliburton's annual financial statements for fiscal year 2001 and the reviews of Halliburton's financial statements included in Halliburton's Forms 10-Q for fiscal year 2001 totaled $7.2 million.

Financial Information Systems Design and Implementation Fees

   The aggregate fees billed for the professional services as financial information systems design and implementation rendered by Arthur Andersen LLP for fiscal year 2001 totaled $7.2 million which consisted primarily of:

   .   $4.6 million for an intercompany database project and

   .   $2.6 million for a tax system database project.

All Other Fees

   The aggregate fees billed for services rendered in year 2001 by Arthur Andersen LLP, other than the services covered in the paragraphs above headed Audit Fees and Financial Information Systems Design and Implementation Fees totaled $12.1 million which primarily consisted of:

   . $4.7 million of audit related fees which included benefit plan audits, international statutory audits, acquisition due diligence, registration statements, comfort letters and consents,

   .   $4.8 million of tax services,

   .   $1.5 million for a real estate database, and

   .   $1.1 million for other projects.

Audit Committee Consideration

   Halliburton's Audit Committee considered whether Arthur Andersen LLP's provision of Financial Information Systems Design and Implementation Fees and All Other Fees as reported above is compatible with maintaining Arthur Andersen LLP's independence as Halliburton's principal independent accounting firm.

Work Performed by Principal Accountant's Full Time, Permanent Employees

   Arthur Andersen's work on Halliburton's audit was performed by full time, permanent employees and partners of Arthur Andersen.

                             SELECTION OF AUDITORS

   Arthur Andersen LLP has examined Halliburton's financial statements since 1946. Management, the Board of Directors and the Audit Committee have been closely monitoring and reviewing ongoing developments concerning that firm. As a result of recent events, the Audit Committee has directed that a search be conducted for an independent audit firm to audit Halliburton's financial statements for 2002. When the process has been completed, the Audit Committee will evaluate the results and make a recommendation to the Board on which firm should be selected for 2002. The Board of Directors will then make its selection based on what is in the best interests of Halliburton and our stockholders.

   In previous years, a resolution has been presented at the Annual Meeting asking our stockholders to ratify the Board's appointment of the independent accountants. However, due to:

   .   the extraordinary events surrounding Arthur Andersen LLP,

   .   the timing of those events, and

   .   the ongoing selection process,

we will not ask our stockholders to ratify the appointment of independent accountants at this year's Annual Meeting. Accordingly, the Board has passed a resolution waiving, for this year only, the provision in the Audit Committee Charter that relates to stockholder ratification of auditor selection. We intend to resume this practice at the 2003 Annual Meeting.

                  PROPOSAL TO APPROVE THE HALLIBURTON COMPANY
                       2002 EMPLOYEE STOCK PURCHASE PLAN

                                   (Item 2)

   On March 6, 2002, the Board of Directors adopted, subject to stockholder approval, the Halliburton Company 2002 Employee Stock Purchase Plan (the "ESPP"), effective July 1, 2002, and reserved 12,000,000 shares for issuance under the ESPP.

   Our Board recommends approval of the ESPP and the reservation of shares for issuance thereunder for the purpose of qualifying those shares for special tax treatment under Internal Revenue Code Section 423.

   The following is a summary of the principal features of the ESPP. This summary, however, is subject in all respects to the express provisions of the ESPP. The full text of the ESPP is set forth in Appendix C to this proxy statement and reference is made to that Appendix for a complete statement of its terms and provisions.

Summary of the ESPP

   Purpose. The purpose of the ESPP is to provide employees of Halliburton and its designated subsidiaries with the opportunity to purchase Halliburton common stock and, therefore, to have an additional incentive to contribute to the prosperity of Halliburton.

   Administration. The ESPP will be administered by the Compensation Committee of Directors (the "Committee"). None of the members of the Committee is an officer or employee, or former officer or employee, of Halliburton or its subsidiaries. Subject to the terms of the ESPP, the Committee has the power to make, amend and repeal rules and regulations for the interpretation and administration of the ESPP. The decisions of the Committee are final and binding upon all parties.

   Shares Subject to the ESPP. There are 12,000,000 shares reserved for issuance under the ESPP, subject to adjustment as described below. On March 15, 2002, the closing price per share of Halliburton common stock was $16.67.

   Eligibility. In general, any employee of Halliburton or a designated subsidiary who, on an enrollment date, has a minimum of six months of service and is regularly employed for at least 20 hours per week or at least five months in a calendar year is eligible to participate in the ESPP during a purchase period. A "purchase period" is a period of approximately six months that begins on the first trading day of each July or January. The first purchase period will begin on July 1, 2002. An "enrollment date" is first day of each purchase period. Eligible employees become participants in the ESPP by filing with Halliburton a payroll deduction authorization form within the time prescribed by the Committee prior to an enrollment date. As of December 31, 2001, approximately 36,705 employees, including 11 executive officers, would have been eligible to participate in the ESPP.

   Plan Participation. Each participant is granted a right to purchase shares of Halliburton stock on his or her enrollment date. A participant in the ESPP may make contributions through payroll deductions from one percent to ten percent of his or her eligible compensation each pay period, but not less than $10 for any pay period. Stock purchase rights may not accrue at a rate that exceeds $25,000 in fair market value of the common stock per calendar year. The participant's contributions are used to purchase shares of Halliburton's common stock at the end of each purchase period. The right to purchase Halliburton shares is exercised automatically on the last trading day of each purchase period ("purchase date") to the extent of the payroll deductions accumulated during the purchase period, provided that the number of shares that may be purchased by a participant in any purchase period is limited to 10,000 shares.

   Purchase Price; Shares Purchased. The purchase price per share is equal to 85% of the fair market value of the common stock on the enrollment date or the purchase date, whichever is less. The number of whole shares of Halliburton common stock a participant purchases in each purchase period is determined by dividing the total amount of payroll deductions during the purchase period by the purchase price. If any balance remains in a participant's account, it is carried forward to the next purchase period.

   Termination of Employment. Termination of a participant's employment for any reason, including death, immediately cancels his or her participation in the ESPP. In that event, the payroll deductions credited to the participant's account will be refunded to him or her, in the case of death, to his or her estate or personal representative.

   Changes in Stock; Adjustments. In the event that Halliburton's stock is changed by reason of any stock split, stock dividend, recapitalization, combination or other similar change in Halliburton's capital structure, appropriate action will be taken by the Committee to adjust any or all of (i) the number and type of shares subject to the ESPP, (ii) the number and type of shares subject to outstanding stock purchase rights and (iii) the purchase price. In the event of a Corporate Change (as defined in the ESPP), unless the successor corporation assumes or substitutes new stock purchase rights:

   . the purchase date for the outstanding stock purchase rights will be accelerated to a date fixed by the Committee prior to the effective date of the Corporate Change; and

   . on the effective date, any unexercised stock purchase rights will expire and Halliburton will promptly refund the unused amount of each participant's payroll deductions.

   Amendment and Termination of the Plan. The Board may terminate the ESPP at any time with respect to common stock that is not subject to stock purchase rights. The Board may amend the ESPP at any time, provided that no change may be made in any outstanding stock purchase right that would materially impair that right without the consent of the participant. If not sooner terminated, the ESPP will automatically terminate when all of the shares of common stock reserved for issuance have been sold.

   Withdrawal. Generally, a participant may withdraw from the ESPP during a purchase period at any time prior to the fifth business day before a purchase date.

   New Plan Benefits. Because benefits under the ESPP will depend on employees' elections to participate and the fair market value of Halliburton common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the ESPP is approved by the stockholders. Non-employee Directors are not eligible to participate.

U.S. Federal Income Tax Treatment

   The following summarizes the effect of current U.S. federal income tax upon the participant and Halliburton with respect to shares purchased under the ESPP. It does not purport to be complete, and does not discuss the tax consequences arising in the context of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant's income or gain may be taxable.

   If the Halliburton stockholders approve this proposal, the ESPP, and the right of participants to make purchases thereunder, should qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend on the holding period. If the shares are sold or disposed of more than two years from the first day of the applicable purchase period and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of:

   . the excess of the fair market value of the shares at the time of sale over the purchase price, or

   .   15% of the fair market value of the shares as of the enrollment date.

Any additional gain should be treated as long-term capital gain. If the shares are disposed of within the two-year and one-year periods referred to above, the participant will recognize ordinary income generally measured as the difference between the fair market value of the shares on the purchase date over the purchase price. Any additional gain or loss on the sale will be long-term or short-term capital gain or loss, depending on the holding period. Halliburton is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a disposition of shares prior to the expiration of the holding period.

Vote Required

   The affirmative vote of the holders of a majority of the shares of Halliburton's common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

   The Board of Directors recommends a vote FOR the approval of the proposed Employee Stock Purchase Plan.

                   SHAREHOLDER PROPOSAL ON AUDITOR SERVICES

                                   (Item 3)

   The United Association S&P 500 Index Fund ("United Fund"), located at 370 Seventeenth Street, Suite 3100, Denver, Colorado 80202, has notified Halliburton that it intends to present the resolution set forth below to the Annual Meeting for action by the stockholders. United Fund's supporting statement for the resolution, along with the Board of Directors' statement in opposition is set forth below. As of November 14, 2001, United Fund beneficially owned 32,583 shares of Halliburton's common stock. Proxies solicited on behalf of the Board of Directors will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

Proposal

   That the shareholders of Halliburton request that the Board of Directors adopt a policy that in the future the firm that is appointed to be the Company's independent accountants will only provide audit services to the Company and not provide any other services.

Supporting Statement

   The Securities and Exchange Commission passed new proxy statement rules that took effect February 5, 2001, which require companies to disclose how much they pay their accounting firms for audit services and non-audit services.

   The results have been startling. According to a Wall Street Journal article of April 10, 2001: "The nation's biggest companies last year paid far more money than previously estimated to their independent accounting firms for services other than auditing, newly disclosed figures show, renewing questions about whether such fees create conflicts of interest for auditing firms... At issue: How objective can an accounting firm be in an audit when it is also making millions of dollars providing the client with other services."

   That Wall Street Journal article reported that of the 307 S&P 500 companies it had surveyed, the average fees for non-audit services were nearly three times as big as the audit fees. The Company's 2001 proxy statement revealed that it had paid its independent auditor, Arthur Andersen LLP, $7.4 million for its audit work and $44.1 million directly or indirectly for additional work [$1.5 million for financial information systems design and implementation fees and $6.5 million for all other fees directly to Arthur Andersen LLP plus $36.1 million in additional systems design and implementation funds indirectly through Accenture (then owned by Arthur Andersen LLP and formerly known as Andersen Consulting)].

   When the SEC was seeking comments on its accountant disclosure rules, substantial institutional investors urged that auditors should not accept non-audit fees from companies. The California Public Employees' Retirement System's General Counsel, Kayla J. Gillan, wrote: "The SEC should consider simplifying its Proposal and drawing a bright-line test: no non-audit services to an audit client." TIAA-CREF's Chairman/CEO John H. Biggs wrote: "independent public audit firms should not be the auditors of any company for which they simultaneously provide other services. It's that simple."

   It is respectfully submitted that it would be in the best interests of the Company's shareholders if the Board of Directors adopts a policy that in the future any firm appointed to be the Company's independent accountants shall only provide audit services to the Company and not provide any other services.

The Board of Directors recommends a vote AGAINST this proposal because it is moot.

   Our board of directors has already taken action on this proposal by adopting a corporate policy that restricts the kinds of services that may be performed by our principal outside auditors. The text of the policy is set out in Appendix B to this proxy statement.

   Recent reports of alleged audit failures at other companies have raised potential conflict-of-interest and independence issues when a company's principal outside auditor also performs consulting services. In order to assure our stockholders and the investing public that the firm that audits our financial statements is truly independent, the audit committee has recommended, and our board has approved, a corporate policy restricting the types of services that can be provided by our principal audit firm.

   The following are highlights of the policy:

  . The policy goes far beyond proposals that would merely prohibit auditing firms from providing information technology consulting and internal audit services--although the policy certainly does that. In general, the policy permits our outside auditors to provide only non-audit services that (i) facilitate the performance of the audit, (ii) improve the financial reporting process and internal controls environment or (iii) relate to tax consulting or advice. Our board has determined that these types of services are consistent with maintaining auditor independence. Moreover, even these non-audit services may not be provided by our principal auditor unless our chief financial officer has determined that the firm's expertise assures a beneficial result and that the engagement is consistent with auditor independence. All other types of services are prohibited except to the extent specifically authorized by the audit committee.

  . Even the permitted services described above are subject to additional audit committee oversight and approval.

    . An annual plan of non-audit services must be submitted to, and approved in advance by, the audit committee.

    . The aggregate fees for permitted non-audit services may not exceed the fees paid for core audit services in any calendar year without the specific approval of the audit committee.

    . International statutory audits and employee benefit plan audits may not be performed by the outside auditors unless they are included in the annual plan of non-audit services.

    . Each of the following types of services must be approved on a case-by-case basis by the chairman of the audit committee:

      . Accounting and audit services relating to acquisitions, investments or dispositions of assets.

      . Investigations relating to alleged violations of our Code of Business Conduct.

      .  Tax services.

  . The outside auditors are prohibited from performing all other services, including the following, unless specifically authorized by the audit committee:

    .  Financial and other information systems design and implementation;

    .  Employee benefit plan design and implementation;

    .  Executive financial planning;

    .  Internal audit services;

    .  Business process review, design, re-engineering and implementation; and

    .  Risk management services.

  . The outside auditors' engagement partner assigned to our annual financial statement audit may not serve longer than five years.

   Our board believes that the policy more than satisfies the request of the shareholder proponent. Consequently, since our board has already complied with the proposal, it is now moot and no longer appropriate for consideration at the meeting.

   The Board of Directors recommends a vote AGAINST the proposal. Proxies solicited by the Board will be voted against the proposal unless instructed otherwise.

                            ADDITIONAL INFORMATION

Advance Notice Procedures

   Under our By-laws, no business may be brought before an Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to Halliburton (containing the information specified in the By-laws) not less than ninety (90) days prior to the first anniversary of the preceding year's Annual Meeting. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a shareholder proposal included in Halliburton's proxy statement. This advance notice requirement does not preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with these procedures.

Proxy Solicitation Costs

   The proxies solicited hereby are being solicited by Halliburton. The cost of soliciting proxies will be borne by Halliburton. We have retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies. For these services, we will pay Georgeson a fee of $12,500, and reimburse it for out-of-pocket disbursements and expenses. Officers and regular employees of Halliburton may solicit proxies personally, by telephone or other telecommunications from some stockholders if proxies are not received promptly. We will, upon request, reimburse banks, brokers and others for their reasonable expenses in forwarding proxies and proxy material to beneficial owners of Halliburton's stock.

Shareholder Proposals for the 2003 Annual Meeting

   Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2003 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by Halliburton's Secretary (3600 Lincoln Plaza, 500 North Akard Street, Dallas, Texas 75201-3391) no later than November 19, 2002. The 2003 Annual Meeting will be held on May 21, 2003.

                                 OTHER MATTERS

   As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters should properly come before the meeting for action by stockholders, it is intended that proxies in the accompanying form will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.

                                          By Authority of the Board of
                                            Directors,

                                          /s/ SUSAN S. KEITH
                                          Susan S. Keith
                                          Vice President and Secretary

March 19, 2002

                                                                     Appendix A
                  HALLIBURTON COMPANY AUDIT COMMITTEE CHARTER

General

   The Audit Committee of the Board of Directors of Halliburton Company shall consist of at least three independent directors. Members of the Committee shall be considered independent if they have no relationship to the Company that could interfere with the exercise of their independence from management and the Company. As determined by the Board of Directors, the Members of the Committee will be financially literate with at least one having accounting or related financial management expertise. Company management, internal and independent auditors and the Company's General Counsel may attend each meeting or portions thereof as required by the Committee. The Committee will have four meetings each year on a regular basis and will have special meetings if and when required.

Responsibilities

   The Audit Committee's role is one of oversight whereas the Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work. The following functions shall be the key responsibilities of the Audit Committee in carrying out its oversight function.

 1. Provide an open avenue of communications between the internal and independent auditors and the Board of Directors, including private sessions with the internal and independent auditors, as the Committee may deem appropriate.

 2. Receive and review reports from Company management relating to the Company's financial reporting process, published financial statements and/or major disclosures and the adequacy of the company's system of internal controls.

 3. Receive and review reports from Company management and General Counsel relating to legal and regulatory matters that may have a material impact on the Company's financial statements and Company compliance policies.

 4. Receive and review reports from internal auditors relating to major findings and recommendations from internal audits conducted Company-wide. Consult with and review reports from internal auditors relating to on-going monitoring programs including the Company's Code of Business Conduct and compliance with policies of the Company.

 5. Inquire of company management and independent auditors regarding the appropriateness of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements.

 6. Review the internal audit program in terms of scope of audits conducted or scheduled to be conducted.

 7. The Committee and Board shall be ultimately responsible for the selection, evaluation, and replacement of the independent auditors. The Committee will:

   . recommend annually the appointment of the independent auditors to the Board for its approval and subsequent submission to the stockholders for ratification, based upon an annual performance evaluation and a determination of the auditors' independence;

   . determine the independence of the independent auditors by obtaining a formal written statement delineating all relationships between the independent auditors and the Company, including all non-audit services and fees;

   . discuss with the independent auditors if any disclosed relationship or service could impact the auditors' objectivity and independence; and

   . recommend that the Board take appropriate action in response to the auditors' statement to ensure the independence of the independent auditors.

 8. Meet with independent auditors and review their report to the Committee including comments relating to the system of internal controls, published financial statements and related disclosures, the adequacy of the financial reporting process and the scope of the independent audit. The independent auditors are ultimately accountable to the Board and the Committee on all such matters.

 9. Receive and review reports from both the internal and independent auditors relating to plans for the audit of the Company's information technology procedures and controls.

10. Review with the internal and independent auditors the coordination of their respective audit activities.

11. Prepare a Report, for inclusion in the Company's proxy statement, disclosing that the Committee reviewed and discussed the audited financial statements with management and discussed certain other matters with the independent auditors. Based upon these discussions, state in the Report whether the Committee recommended to the Board that the audited financial statements be included in the Annual Report.

12. Review and reassess the adequacy of the Audit Committee's charter annually. If any revisions therein are deemed necessary or appropriate, submit the same to the Board for its consideration and approval.

Quorum

   For the transaction of business at any meeting of the Audit Committee, three members shall constitute a quorum.

                               Approved as revised: Board of Directors of
Halliburton Company
                                          February 17, 2000

                               Supercedes previous version dated:
                                          September 11, 1997

                                                                     Appendix B

                               CORPORATE POLICY
                  SERVICES OF PRINCIPAL INDEPENDENT AUDITORS

PURPOSE:

   To establish the policy of Halliburton Company, its subsidiaries and affiliates (the "Company") with respect to the types of services other than core audit functions ("Non-Audit Services") that may be provided by the independent accounting firm appointed to audit the financial statements of the Company (the "Principal Independent Auditors").

GENERAL:

   This Policy is intended to assist management, the Audit Committee and the Board of Directors in carrying out their respective responsibilities to ensure that auditor independence is not impaired. Nothing herein shall be deemed to amend or restrict the Audit Committee Charter, to restrict the authority of the Audit Committee or the Board to select, evaluate and replace the Principal Independent Auditors or to alter in any way the responsibilities of the Audit Committee, the Principal Independent Auditors and management as set forth in the Audit Committee's Charter or as required under applicable laws, rules or regulations as they relate to the matters covered herein.

POLICY:

1. The core audit services performed by the Principal Independent Auditors are services for financial statement audit and review that are customary for the purpose of rendering an opinion or review report on the financial statements. Core audit services include:

   .   Annual domestic audits;

   .   Quarterly reviews;

   .   SEC-related filings, including consent letters;

   .   Comfort letters;

   .   Audit of the tax accrual; and

   . Such other services as the SEC, the New York Stock Exchange or other regulatory bodies may, from time to time, deem to constitute audit services.


2. The Principal Independent Auditors may be retained to provide Non-Audit Services only where the following two conditions are met:

    a. A determination by the Company's Chief Financial Officer that the firm's particular expertise and knowledge, including knowledge of the Company's businesses and financial systems, provides a substantial assurance of high-quality, timely and useful results; and

    b. A determination by the Company's Chief Financial Officer that the engagement is consistent with the maintenance of auditor independence pursuant to the determination by the Board as set forth below.

   The Audit Committee has recommended to the Board and the Board has determined that, in general, Non-Audit Services that facilitate the performance of the audit, improve the financial reporting process, improve the controls environment or provide tax consulting and advice are consistent with the maintenance of auditor independence.

3. Provided that the Company's Chief Financial Officer has made the determinations required by Policy Paragraph 2, the Chief Financial Officer may retain the Principal Independent Auditors for the types of Non-Audit Services described above, subject to the following additional requirements:

    a. An annual plan of Non-Audit Services will be submitted to and approved in advance by the Audit Committee.

    b. Absent a specific approval by the Audit Committee, the total amount of fees for Non-Audit Services will not exceed the amount of fees for core audit services in any calendar year.

    c. Subject to being included in the plan of Non-Audit Services submitted to and annually approved by the Audit Committee, the Principal Independent Auditors shall be permitted to perform the following types of Non-Audit
       Services:

      .   International statutory audits; and

      .   Employee benefit audits.

    d. Subject to being specifically approved on a case-by-case basis by the Chairman of the Audit Committee, the Principal Independent Auditors shall be permitted to perform the following types of Non-Audit Services:

      . Accounting and audit services relating to the sale or other disposition of Company assets;

      . Accounting and audit services relating to acquisitions and investments;

      .   Investigations pursuant to the Company's Code of Business Conduct; and

      .   Tax services, including tax compliance and tax examination assistance.

4. Except as specifically authorized by the Audit Committee, the Principal Independent Auditors shall not be retained by the Company or its business units to provide consulting services related to any information system design and implementation projects, business process reviews, or any other consulting services not directly related to the tax, audit, control environment and accounting services enumerated in Policy Paragraph 3.

   Services that are specifically not permitted to be performed by the Principal Independent Auditors without the express approval of the Audit Committee include, without limitation:

   .   Financial and other information systems design and implementation;

   .   Employee benefit plan design and implementation;

   .   Executive financial planning;

   .   Internal audit services;

   .   Business process review, design, re-engineering and implementation; and

   .   Risk management services.

5. To further enhance the objective of assuring the Principal Independent Auditors' independence in providing core audit services, the firm's engagement partner assigned to the Company's audit shall not serve a term longer than five (5) years.

Other References:

1. Halliburton Company Audit Committee Charter.

                                                                     Appendix C

                              HALLIBURTON COMPANY
                       2002 EMPLOYEE STOCK PURCHASE PLAN

   1. Purpose. The HALLIBURTON COMPANY 2002 EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is intended to provide an incentive for eligible employees of HALLIBURTON COMPANY (the "Company") and certain of its subsidiaries to acquire or increase a proprietary interest in the Company through the purchase of shares of the Company's common stock. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

   2. Definitions. Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

      "Board" means the Board of Directors of the Company.

      "Committee" means the Board or a committee of members of the Board appointed by the Board to administer this Plan.

      "Company" means Halliburton Company and, where required by the context, shall include any Participating Company.

      "Corporate Change" means one of the following events: (i) the merger, consolidation, or other reorganization of the Company in which the outstanding Stock is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly owned subsidiary of the Company), cash or other property; (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity (except a direct or indirect wholly owned subsidiary of the Company); or (iii) the adoption by the stockholders of the Company of a plan of liquidation or dissolution.

      "Eligible Compensation" means an employee's regular straight-time earnings or base salary, determined before giving effect to any elective salary reduction or deferral agreements and including vacation and sick time, but excluding overtime, incentive compensation, bonuses, special payments, commissions, severance pay, short-term disability pay, long-term disability pay, geographical coefficients, shift differential and any other items of compensation.

      "Eligible Employee" means, as of each Enrollment Date, each employee of the Company or a Participating Company who, as of such Enrollment Date, has completed a six-month period of service with the Company and/or its Subsidiaries (service with an acquired entity or operation shall be credited for this purpose), but excluding (i) employees who are employed in a foreign country whose laws or regulations effectively prohibit participation in the Plan and (ii) employees who are customarily employed by the Company less than twenty (20) hours per week or less than five (5) months in any calendar year. Additionally, the Committee may also determine that a designated group of highly compensated employees are ineligible to participate in the Plan so long as the group fits within the definition of "highly compensated employee" in Code Section 414(q).

      "Enrollment Date" means the first day of each Purchase Period.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" shall mean the closing price for a share of Stock on the New York Stock Exchange (or if the Stock is not then listed on such exchange, such other national securities exchange on which the Stock is then listed) for the last Trading Day on the date of such determination, as reported on the New York Stock Exchange (or such other national securities exchange) Composite Tape or such other source as the Committee deems reliable, or if no prices are reported on that date, on the last preceding date on which such prices are so reported.

      "Participating Company" means any present or future parent corporation or Subsidiary of the Company that participates in the Plan pursuant to paragraph 4.

      "Purchase Date" means the last Trading Day of each Purchase Period.

      "Purchase Period" means a period of approximately six months beginning on
   (i) the first Trading Day on or after each July 1 and ending on the last Trading Day in the period ending the following December 31, or (ii) the first Trading Day on or after each January 1 and ending on the last Trading Day in the period ending the following June 30. The first Purchase Period shall begin on the first Trading Day on or after July 1, 2002. The Committee shall have the power to change the duration of Purchase Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Purchase Period to be affected thereafter.

      "Purchase Price" means an amount equal to 85% of the Fair Market Value of a share of Stock on the Enrollment Date or on the Purchase Date, whichever is lower, subject to adjustment pursuant to paragraph 13.

      "Stock" means the Company's common stock, par value $2.50 per share.

      "Subsidiary" means a corporation, domestic or foreign, which is a "subsidiary" of the Company, as defined in section 424(f) of the Code, whether or not such corporation exists or is hereafter organized or acquired by the Company or a subsidiary.

      "Trading Day" means a day on which the principal national stock exchange on which the Stock is traded is open for trading.

   3. Administration of the Plan. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan, make such rules as it deems necessary for the proper administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan and the purchase of Stock under the Plan, including without limitation establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars. In addition, the Committee shall correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any stock purchase right granted under the Plan, correct any mistakes in the administration of the Plan in the manner and to the extent that the Committee deems necessary or desirable to effectuate the intent of the Plan. The Committee shall, in its sole discretion, make such decisions or determinations and take such actions, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate.

   4. Participating Companies...The Committee may designate any present or future parent corporation of the Company or Subsidiary that is eligible by law to participate in the Plan as a Participating Company by written instrument delivered to the designated Participating Company. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and employees in its employment, a part of the Plan. The terms of the Plan may be modified as applied to the Participating Company only to the extent permitted under Section 423 of the Code. Transfer of employment among the Company and Participating Companies shall not be considered a termination of employment hereunder. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a Participating Company's Plan participation in the Plan at any time. The Participating Companies at any time shall be listed on Attachment A hereto as it may be amended from time to time by the Committee.

   5. Eligibility. Subject to the further provisions hereof, all Eligible Employees as of an Enrollment Date shall be eligible to participate in the Plan with respect to the Purchase Period beginning as of such date.

   6. Stock Subject to the Plan. Subject to the provisions of paragraph 13, the aggregate number of shares of Stock which may be sold under the Plan shall not exceed 12,000,000 shares, which shares may be authorized but unissued shares or treasury shares, including shares bought on the open market or otherwise for purposes of the Plan.

   7.  Stock Purchase Rights.

      (a) Grant of Stock Purchase Rights. On each Enrollment Date the Company shall grant a stock purchase right to each Eligible Employee who elects to participate in the Plan for the Purchase Period beginning on such date. Subject to subparagraphs 7(f) and (g), the number of shares of Stock subject to a stock purchase right for a participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such participant during the Purchase Period, plus any amounts carried over from the prior Purchase Period, divided by (ii) the Purchase Price of the Stock applicable to the Purchase Period; provided, however, that the maximum number of shares of Stock that may be subject to any stock purchase right for a participant during any Purchase Period may not exceed 10,000 shares (subject to adjustment as provided in paragraph 13). No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account and not applied to the purchase of whole shares shall be retained in the participant's account and applied in the next Purchase Period, subject to withdrawal by the participant pursuant to paragraph 9.

      (b) Election to Participate; Payroll Deduction Authorization. An Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 7(f), each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a payroll deduction authorization in the form prescribed by the Company, whereby he gives notice of his election to participate in the Plan as of the next following Enrollment Date, and whereby he designates an integral percentage (except as provided below) to be deducted from his Eligible Compensation for each pay period ending in the Purchase Period and paid into the Plan for his account. The designated percentage may not be less than 1% nor exceed 10%; provided, however, the minimum contribution per pay period shall be $10.

      (c) Changes in Payroll Authorization. All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may discontinue his participation in the Plan as provided in paragraph 9 hereof, or may increase or decrease the rate of his payroll deductions during the Purchase Period by completing or filing with the Company a new payroll deduction authorization form authorizing a change in his payroll rate. The Committee may, in its discretion, limit the number of payroll rate changes during any Purchase Period. The change in rate shall be effective with the first full payroll period following five business days after the Company's receipt of the new payroll deduction authorization form unless the Company elects to process a given change in payroll rate earlier. A participant's payroll deduction authorization form shall remain in effect for successive Purchase Periods unless terminated as provided in paragraph 9 hereof.

      (d) Automatic Payroll Reduction. Notwithstanding the foregoing, to the extent necessary to comply with subparagraphs 7(f) and (g) hereof, a participant's payroll deductions may be decreased to 0% at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's payroll deduction authorization form at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 9 hereof.

      (e) Tax Withholding. At the time the stock purchase right is exercised, in whole or in part, or at the time some or all of the Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, that arise upon the exercise of the stock purchase right or the disposition of the Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including without limitation any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Stock purchased by the participant.

      (f) $25,000 Limitation. Notwithstanding anything in the Plan to the contrary, no employee shall be granted a stock purchase right under the Plan which permits his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent corporation and Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of Stock (determined at the time such stock purchase right is granted) for each calendar year in which such stock purchase right is outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the participant as soon as administratively feasible after the next following Enrollment Date.

      (g) Special Restriction on Participation. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted a stock purchase right under the Plan to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company, its parent corporation or any Subsidiary.

   8.  Exercise of Stock Purchase Rights.

      (a) General Statement. Subject to the limitations set forth in paragraph 7, unless a participant withdraws from the Plan as provided in paragraph 9, each participant in the Plan automatically and without any act on his part shall be deemed to have exercised his stock purchase right on each Purchase Date to the extent of his unused payroll deductions under the Plan and to the extent the issuance of Stock to such participant upon such exercise is lawful.

      (b) Delivery of Shares to Custodian. As soon as practicable after each Purchase Date, the Company shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the aggregate number of whole shares of Stock with respect to which stock purchase rights were exercised on such Purchase Date of all of the participating employees hereunder. Such custodian shall keep accurate records of the beneficial interests of each participant in such shares by means of participant accounts under the Plan, and shall provide each participant with periodic statements with respect thereto as may be directed by the Committee. The Committee may require that shares be retained with such custodian, or other designated broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. If the Company is required to obtain from any U.S. commission or agency authority to issue any such shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any commission or agency (whether U.S. or foreign) authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any participant in the Plan except to return to him the amount of his payroll deductions under the Plan which would have otherwise been used upon exercise of the relevant stock purchase right.

      (c) Withdrawal of Shares. A participant may, at any time, in such form and manner as established by the custodian, direct the custodian to deliver to the participant all or part of the shares held by the custodian in his account or to sell such shares and deliver to the participant the proceeds therefrom, less applicable expenses.

      (d) Dividends. With respect to an individual's Stock held by the custodian pursuant to subparagraph 8(b), the custodian shall automatically reinvest in additional shares of Stock for such individual's account any cash dividends received by the custodian and attributable to such Stock and shall, in accordance with procedures adopted by the custodian, facilitate the individual's voting rights attributable to shares held in a participant's account.

   9.  Withdrawal from the Plan.

      (a) General Statement. Any participant may withdraw in whole from the Plan at any time that is five or more days prior to the Purchase Date relating to a particular Purchase Period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, promptly as practical following the receipt of the notice of withdrawal, shall refund to the participant the amount of his payroll deductions under the Plan which have not yet been used to purchase shares upon the exercise of his stock purchase rights; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised stock purchase rights under the Plan shall terminate in full.

      (b) Leave of Absence. A participant who goes on a leave of absence shall be deemed to have elected to withdraw from the Plan.

      (c) Eligibility Following Withdrawal. A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Purchase Period during which he withdrew (provided that he is otherwise an Eligible Employee at such later time).

   10. Termination of Eligible Employment. If the employment of a participant with the Company terminates for any reason whatsoever or the participant ceases to be an Eligible Employee, then his participation in the Plan automatically and without any act on his part shall terminate as of the date of such termination of employment or change in status. The Company shall promptly refund to him (or his estate or personal representative, as the case may be) the amount of his payroll deductions under the Plan which have not yet been used to purchase Stock, and thereupon his interest in unexercised stock purchase rights under the Plan shall terminate in full.

   11. Restriction Upon Assignment of Stock Purchase Rights. A stock purchase right granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each stock purchase right shall be exercisable, during a participant's lifetime, only by the participant to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of any of his stock purchase rights under the Plan.

   12. No Shareholder Rights or Privileges Until Exercise of Stock Purchase Rights. With respect to shares of Stock subject to a stock purchase right, a participant shall not be deemed to be a shareholder, and he shall not have any of the rights or privileges of a shareholder, until such stock purchase right has been exercised and shares delivered pursuant to subparagraph 8(b).

   13. Changes in Stock; Adjustments. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action will be taken by the Committee to adjust any or all of (i) the number and type of shares subject to the Plan, (ii) the number and type of shares subject to outstanding stock purchase rights and (iii) the Purchase Price with respect to any of the foregoing.

   In the event of a Corporate Change, unless a successor corporation assumes or substitutes new stock purchase rights (within the meaning of Section 424(a) of the Code) for all stock purchase rights then outstanding, (i) the Purchase Date for all stock purchase rights then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of the Corporate Change and (ii) upon such effective date any unexercised stock purchase rights shall expire and the Company promptly shall refund to each participant the amount of such participant's payroll deductions under the Plan which have not yet been used to purchase Stock.

   14. Use of Funds; No Interest Paid. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any participant on amounts credited to his account.

   15. Term of the Plan. The Plan shall be effective July 1, 2002, provided the Plan is approved by the shareholders of the Company prior to such date. If not sooner terminated under the provisions of paragraph 16, the Plan shall automatically terminate upon and no further payroll deductions shall be made and no further stock purchase rights shall be granted after the date all of the shares of Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been sold under the Plan. If on the final Purchase Date there is an insufficient number of shares of Stock available for all purchases under stock purchase rights exercised on such date, the number of available shares shall be prorated among the then purchasing participants in an equitable manner as determined by the Committee based on their deductions for such Purchase Period and all remaining amounts shall be returned to the participants.

   16. Amendment or Termination of the Plan. The Board in its discretion may terminate the Plan at any time with respect to any Stock for which stock purchase rights have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that, except as provided below, no change in any stock purchase right theretofore granted may be made that would materially impair the stock purchase rights of the participant without the consent of such participant. In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to (i) altering the Purchase Price for any Purchase Period including a Purchase Period underway at the time of the change in Purchase Price; and (ii) shortening any Purchase Period so that Purchase Period ends on a new Purchase Date, including a Purchase Period underway at the time of the Board action.

   17. Securities Laws. The Company shall not be obligated to issue any Stock pursuant to any stock purchase right granted under the Plan at any time when the offer, issuance or sale of shares covered by such stock purchase right has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company's policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of stock purchase rights granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such stock purchase rights shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

   18. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any stock purchase right granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

   19. Miscellaneous Provisions.

      (a) Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

      (b) Headings. The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

      (c) Not a Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future. The stock purchase rights and obligations under any participant's terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Company or to restrict the right of the Company or any Participating Company to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Participating Company the right to require any person to remain in the employ of the Company or such Participating Company or to restrict any person's right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant's employment for any reason whatsoever.

      (d) Compliance with Applicable Laws. The Company's obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant stock purchase rights or to offer, issue, sell or deliver Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy or otherwise, prohibit the Company from taking any such action with respect to such employee.

      (e) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

      (f) Governing Law. All provisions of the Plan shall be construed in accordance with the laws of Delaware except to the extent preempted by federal law.

--------------------------------------------------------------------------------
PROXY
                              HALLIBURTON COMPANY

                 Proxy for 2002 Annual Meeting of Stockholders
          This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints D.J. Lesar, L.L. Coleman and S.S. Keith, and any of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Halliburton Company to be held in the Parisian Room of the Fairmont Hotel, 1717 North Akard Street, Dallas, Texas, on Wednesday, May 15, 2002, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated March 19, 2002, is acknowledged.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

In the absence of such direction the proxy will be voted FOR the nominees listed in Item 1, FOR the Proposal set forth in Item 2 and AGAINST the Proposal set forth in Item 3.

                  (Continued and to be signed on reverse side)

.................................................................................
                           /\ FOLD AND DETACH HERE /\

              You can now access your Halliburton account online.

Access your Halliburton stockholder account online via Investor
ServiceDirect/SM/ (ISD).

Mellon Investor Services LLC agent for Halliburton Company now makes it easy and convenient to get current information on your stockholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

        . View account status           . View payment history for dividends
        . View certificate history      . Make address changes
        . View book-entry information   . Obtain a duplicate 1099 tax form
                                        . Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN      Step 2: Log in for Account Access       Step 3: Account Status Screen

You must first establish a Personal             You are now ready to log in.  To        You are now ready to access your
Identification Number (PIN) online by           access your account please enter        account information.  Click on the
following the directions provided in the        your:                                   appropriate button to view or initiate
upper right portion of the web screen as                                                transactions.
follows.  You will also need your Social        . SSN
Security Number (SSN) available to              . PIN                                   . Certificate History
establish a PIN.                                . Then click on the Submit button       . Book-Entry Information
                                                                                        . Issue Certificate
Investor ServiceDirect/SM/ is currently         If you have more than one account,      . Payment History
only available for domestic individual and      you will now be asked to select         . Address Change
joint accounts.                                 the appropriate account.                . Duplicate 1099
.. SSN
.. PIN
.. Then click on the Establish PIN button

Please be sure to remember your PIN, or
maintain it in a secure place for future reference.

              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time

--------------------------------------------------------------------------------

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

To vote in accordance with the Board of Directors' recommendations just sign           Please mark    [X]
below; no boxes need to be checked.  The Board of Directors Recommends a Vote          your vote as
FOR Items 1 and 2 and AGAINST Item 3.                                                  indicated in
                                                                                       this example

Item 1--Election of Directors                       (Instruction: To withhold authority to
                                                    vote for an individual nominee write that
   FOR all nominees             WITHHOLD            nominee's name on the space provided below)
  listed to the right           AUTHORITY
(except as marked to the  to vote for all nominees  Nominees: 01 R.L. Crandall, 02 K.T. Derr,
      contrary)             listed to the right     03 C.J. DiBona, 04 L.S. Eagleburger,
        [_]                       [_]               05 W.R. Howell, 06 R.L. Hunt, 07 D.J. Lesar,
                                                    08 A.B. Lewis, 09 J.L. Martin, 10 J.A. Precourt,
                                                    11 D.L. Reed, 12 C.J. Silas.

                                                    -----------------------------------------------


Item 2--Proposal to approve the 2002
           Employee Stock Purchase Plan.

FOR     AGAINST     ABSTAIN
[_]       [_]         [_]

Item 3--Shareholder proposal on auditor         Item 4--In their discretion, upon such     I plan to attend the meeting    Yes
services.                                       other business as may properly                                             [_]
                                                come before the meeting.
FOR     AGAINST     ABSTAIN
[_]       [_]         [_]

                                                                                           IN THE FUTURE, WOULD YOU CON-   Yes
                                                                                           SENT TO ACCESSING YOUR ANNUAL   [_]
                                                                                           REPORT AND PROXY STATEMENT
                                                                                           ELECTRONICALLY VIA THE INTERNET?


Signature_______________________ Signature______________________ Date___________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

.................................................................................
                           /\ FOLD AND DETACH HERE /\

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

        Internet                                  Telephone                                     Mail
http://www.eproxy.com/hal                       1-800-435-6710

Use the Internet to vote your           Use any touch-tone telephone to                 Mark, sign and date
proxy. Have your proxy card in          vote your proxy. Have your proxy                  your proxy card
hand when you access the web            card in hand when you call. You will                    and
site. You will be prompted to   OR      be prompted to enter your control       OR       return it in the
enter your control number,              number, located in the box below,              enclosed postage-paid
located in the box below, to            and then follow the directions given.                 envelope.
create and submit an electronic
ballot.

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: http://www.halliburton.com/annualmeeting.jsp


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